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                                                                 Exhibit 99.1

Cubist Pharmaceuticals (CBST) and Gilead End European Commercialization
Agreement

Monday, September 9, 2002 5:00 pm


THE OPERATOR:
Welcome to the Cubist Pharmaceuticals conference call. (CALLER INSTRUCTIONS) I will now turn the conference over to Dr. Scott Rocklage, Chairman and CEO of Cubist.


DR. SCOTT ROCKLAGE:
Good afternoon, and thank you for joining us to discuss the news today concerning our relationship with Gilead. With me here today I also have Mike Bonney, Cubist's President and Chief Operating Officer; Oliver Fetzer, Cubist's Senior Vice President of Business Development; and Chris Guiffre, Cubist's General Counsel. First, let me read a short Safe Harbor statement before we begin. Looking-forward statements may be made during this call. These statements are subject to a variety of risks and uncertainties that could cause actual results to materially differ from those projected or suggested here. These and other factors are detailed in the Company's current filings with the SEC. I hope you've had some time to digest the Cubist and Gilead press release distributed a little less than an hour ago in which we announced our joint decision to discontinue our CIDECIN European commercialization agreement. While we're certainly disappointed that the relationship has come to an end and while we recognize that we will need to expend additional efforts that were previously Gilead's responsibility, we believe the announcement actually represents an interesting strategic opportunity for Cubist. As a result of the data from our Phase III CIDECIN community-acquired pneumonia program earlier this year, we chose to re-examine our regulatory filing and commercialization strategies for CIDECIN both here in the U.S. and in Europe. It was not clear at that time whether seeking a more focused CIDECIN product label, that is filing for the single indication of complicated skin and soft tissue infections, would affect regulatory and/or market acceptance of the product. As we've previously discussed, our subsequent interactions with the FDA along with results from extensive U.S. market research has done nothing but encourage us to believe that seeking a formal indication for complicated skin and soft tissue alone in the U.S. would not only be acceptable to the FDA, as they have indicated that we've built a sufficient safety database to support a CIDECIN NDA filing, but also to both physicians and formulary committees who continue to demonstrate enthusiasm for CIDECIN based on its microbiologic profile and bactericidal mechanism of action. Thus, earlier this year, we decided to proceed with the U.S. NDA filing for CIDECIN, which continues on track to be completed in the fourth quarter of this year. Around the same time, we and Gilead together began exploring the potential reaction in Europe to a proposed more focused


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CIDECIN package insert. Based on discussions with certain regulatory authorities in Europe, Gilead decided against pursuing a single indication CIDECIN regulatory filing, which they disclosed in their 2001 10-K filing on March 27th, 2002. Over the past six months, we've continued to investigate our filing options for CIDECIN in Europe and have come to potentially different conclusions than Gilead. In fact, we continue to work hard investigating the possibility of moving forward in Europe as in the U.S. with a single indication CIDECIN filing. This, combined with Gilead's shift in resources toward their antiviral products, tenofovir and adefovir, resulted in both companies arriving at the conclusion that it would be in the best interest of CIDECIN to have Cubist drive the European regulatory process. We believe that the return of the European CIDECIN commercialization rights to Cubist represents an interesting strategic opportunity, given that we now control both the timing as well as the content of the CIDECIN European regulatory filings. We are now also in a better position to determine the optimal channels through which CIDECIN should be marketed to the hospital community in Europe, should it receive approval. These channels may include building a Cubist-owned sales force, contracting a sales force, collaborating with a suitable corporate partner in Europe or a larger geographic territory, or some combination of these options. Whatever our choice, we recognize that today's announcement means new challenges for Cubist. But we feel that we're in a stronger position to maximize CIDECIN's European value, given its potential product label and our deepening understanding of its clinical and microbiologic profile. With that, we'll conclude our formal remarks and look forward opening up to questions. Operator?


THE OPERATOR:
(CALLER INSTRUCTIONS) William Slattery.


THE CALLER:
It's Bill Slattery with Deerfield
Partners. Scott, there has been some confusion over what is necessary for a European filing. Maybe you could walk us through your understanding and the understanding of Gilead where the differences lie? And also in terms of single indication from a commercial opportunity versus a regulatory opportunity, where the difference is more on the commercial side or on the regulatory side? And I'll step back in the queue for subsequent questions. Thanks very much.


DR. SCOTT ROCKLAGE:
Let's try to take those questions in backward order there. From our perspective, clearly the regulatory and commercial sides are linked. They are not stand-alone entities. And the whole goal of making our way through the regulatory process is to end up with an approved NDA, whether that is in the U.S., Europe or any other territories around the world.


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In terms of the single indication opportunity, as you know, we've received both positive feedback from regulatory authorities as well as ID physicians and formulary committee members in the U.S. that they are excited about CIDECIN. They're excited about what it can offer from a microbiology perspective and the like, as we've talked about multiple times. And our experience is that that is also the case in the European Community. Our plan to move forward in Europe begins with step one of face-to-face discussions with additional European authorities beyond the early-stage discussions that occurred in January of this year. So it has been some time since actual formal interactions with European authorities have been conducted. And there has been subsequent data released, data analyzed and a much more solid foundation from which to go back to European authorities in appropriate countries to look at what the right package for CIDECIN is in that part of the world and then what would be the right tactical approach to get that package ultimately through the regulatory authorities and on to the marketplace. Does anybody else want to add anything to that?


THE CALLER:
Scott, I guess I'm just looking for maybe a more straightforward response. Is it two studies in a single indication? Is it multiple studies in multiple indications? Is there any standard platform that is necessary, or is it all a part of the negotiation between --


DR. SCOTT ROCKLAGE:
There is no standard platform. Excuse me for not being that specific. I misread the question, I guess. There is no standard platform, either codified or vis a vis even discussions to date with European authorities that have required two formal indications to achieve approval. It is really about something different. It is really about providing the information that allows regulatory authorities to believe that the benefit/risk ratio is appropriately balanced. And if you do that through a single indication or you do that through multiple indications, that is the goal that you need to be able to achieve with these regulatory authorities. So in our case, we believe that goal can be met through complicated skin and soft tissue combined with data provided through bacteremia work to date, as well as the bacteremia work that's ongoing right now. This will form the basis for many of our discussions that we'll have with European authorities. It is not codified by any means that you need more than the single formal indication.


THE CALLER:
Just kind of thinking forward for a moment, what would be the additional trial or trials required under a better case scenario in conjunction with the existing database? And what would you imagine would be the time frame? Are we talking


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about two years to a European filing, or are we talking six months?


DR. SCOTT ROCKLAGE:
As we are trying to communicate here, we have not had the substantive interactions that can really provide the specific design of the ultimate registration package. That could be anything from the current package as it exists today going into the FDA, to a package that would require an additional indication. So it is that bandwidth until we actually have those formal interactions with the authorities. And one thing that we want to communicate is that Cubist is going to remain responsible for those interactions. We're not looking for anybody as a partner to help us do that. We'll work with and have already started work with European regulatory consultants to help us define this process and the appropriate experts to help present the data to the appropriate regulatory authorities in this process. And so my answer is, just to be specific, is it remains everything from a bandwidth of the package exactly going into the FDA to a package that would require another formal indication to areas in between. And until we have those interactions, it would only be speculation to nail that down any further.


THE CALLER:
That's fair. At least we have a better understanding of what is needed in terms of discussions. Finally, it sounds like Gilead had been dealing primarily with the French from a regulatory perspective. Have you decided on a particular rapporteur country that you'll work with, or is that still in discussion?


DR. SCOTT ROCKLAGE:
That is still in discussion. We're using the same kind of consultants and experts to really drill down which countries have a demonstrated track record of anti-infective approvals, which have managed those well and the like. And that is part of the data gathering that we'll do before we select the appropriate rapporteur.


THE CALLER:
For these classic compounds, would your first choice be France?


DR. SCOTT ROCKLAGE:
No.


THE OPERATOR:
Tom Dietz.


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THE CALLER:
Scott, it's Greg Wade at Pacific Growth Equities. Scott, it seems pretty clear that this information has been out on the street for several weeks and it's already in the stock. Can you tell us why Gilead is choosing now to walk away at this stage in the development of the drug rather than waiting for some further data?


DR. SCOTT ROCKLAGE:
I would suggest, of course, that you follow up with Gilead on that and get that direction from them. But from the Cubist perspective, our goal is to do what is right for CIDECIN as a drug. And instead of continuing, as you said, to have the uncertainty in both the development program as well as in the marketplace of what the partner is going to do or not going to do regarding the development in Europe, we thought it was mutually beneficial to make it very clear to people that we are going to proceed with the filing under the Cubist banner and not continue to try to figure out whether it made sense to continue to work together on this or not. So in the context of trying to do what is right for the drug and give it to the market with alacrity and meet the unmet medical need that is present out there, we chose to move forward in this manner as opposed to continue to figure out if there's a way that we could do it collaboratively while there continued to be speculation in both the investor community and the drug continues to not move forward in a very, very important part of the world where there is substantive medical need.


THE CALLER:
Scott, just one more thing. Are there any medical or scientific smoking guns that could come up in any way in the future that are any different than the -- or that could be a reason that Gilead would walk away?


DR. SCOTT ROCKLAGE:
There is nothing that is going to come up associated with Gilead walking away other than what has been stated in the press release or within this call. The reason for the discontinuation is, as stated, related to regulatory and commercial. There's no untoward scientific or medical issues that Gilead has information towards that hasn't been disclosed to the street that is driving this decision. And I would recommend that you talk directly to John Martin, who is willing to have his own voice heard on that topic.


THE CALLER:
Thanks a lot, Scott.


THE OPERATOR:
Tom Shrader.


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THE CALLER:
Tom Shrader, GKM. Scott, can you talk about the compassionate use in Europe? Is there any there? Have you had requests for the drug? Is it concentrated in any country? Is that part of the -- Is that one thing that may lag in Europe relative to the U.S.?


DR. SCOTT ROCKLAGE:
The compassionate use program that you referred to or treatment use or emergency use -- all these terms have been used a little bit interchangeably in regards to CIDECIN -- has been focused 100 percent on North America at this particular point in time. There has not been any development of a specific treatment use or emergency use plan in the European Community, and that will be part of the discussions in terms of what the formal development plan ought to be moving forward in that part of the world.


THE CALLER:
I ask the next question very gently. This is going to bring the partnering roar back up. Is it, in your mind, a big international partner? Is that as dead as ever?


DR. SCOTT ROCKLAGE:
The only partnering opportunity that we will consider is partners outside of North America. We're far down the road in our commitment to launching this drug ourselves in the U.S., and as you know, have begun the commercial infrastructure building to make that happen. More importantly than the infrastructure building to make it happen, we believe it's the right way to proceed, with a focused, dedicated effort. Dealing with the market that's available for this drug is a hand-to-hand medical education-based type sell best suited for a dedicated force under the auspices of a small organization like ourselves as opposed to being part of a big portfolio of somebody else's drug detail bag in which this drug is just part of that portfolio. So we're committed to that as we ever were. That being said, we're certainly open to what happens outside of North America.


THE CALLER:
Thanks a lot, Scott.


THE OPERATOR:
Todd Nelson.


THE CALLER:
Scott, I realize this call is obviously not meant to go over financials, but you did mention at the beginning that you


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would be absorbing obviously some of the costs that Gilead was going to defray during the process. Is it reasonable to assume that some of the costs might escalate towards the middle of next year? And then just a high-level strategic question. I realize it's early, but could you prioritize for us how you're strategically thinking about engaging a CRO, doing it yourself or engaging European partner? Just sort of how you might rank those, 1, 2 or 3?


DR. SCOTT ROCKLAGE:
In terms of the first question, just to be specific on that, Cubist has always borne the clinical development costs for CIDECIN for all clinical trials to date. There was no reimbursement in place from Gilead for any of the clinical development costs which have been the lion's share of the expenses for this element of this drug, as you know. Milestones that would have been owed under the agreement are related to the filing and ultimate approval of the drug in the European Community. And of course, we will then forgo those milestones which may have been hitting in 2003 and 2004. So from a Gilead revenue perspective, that is all that we will be missing. From an expense perspective at Cubist, as I've said, we've always borne the clinical development costs for that. And it's our goal to leverage what we have done with regard to building the U.S. NDA to ultimately lead to a European NDA. Will that incur incremental costs on top of that? Yes. But it is not required to do additional clinical study or to expend money in expensive ways to engage in alternative programs directed specifically at the European Community. So there will be incremental costs associated with putting together the appropriate European filing whenever that actually occurs.


THE CALLER:
I guess just as a follow-up, could you remind us again if Gilead had paid any upfront milestones at the initiation in 2001 of the agreement?


DR. SCOTT ROCKLAGE:
January 2001, the overall upfront was $13 million.


THE CALLER:
Are there any paybacks associated with the dissolution of the agreement?


DR. SCOTT ROCKLAGE:
There is not. There's no payments moving in either direction, either from Cubist to Gilead or Gilead to Cubist.


THE OPERATOR:
Steve Harr.


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THE CALLER:
Steve Harr, Morgan Stanley. Most of my questions really have been answered already. But just in terms of the deal in Europe with Gilead, obviously the economic terms previously were quite favorable to you. Do you think you can get a similar type deal without including North America as a potential strategic asset?


DR. SCOTT ROCKLAGE:
As we're stating here on the call, we are currently going to be evaluating all options for commercialization in Europe which may or may not include partner. If a partner is included, clearly we believe by filing the NDA ourselves we'll actually have an opportunity to improve those terms because we will be at a further risk reduced spot in the program when we would go off to do that. I would actually look, as one example of where this has occurred successfully, at Gilead themselves when they looked at originally the adefovir situation and got some difficult news and had to go back and redo data and a filing and did that and then ultimately got a partner after the NDA was filed in the form of Glaxo under terms that they felt quite satisfied with. And so we think that the best way to proceed forward at this point in time is to not make a commitment to a specific commercialization strategy nor a specific partner until the NDA is filed and we've cleared the pathway for potential approval with the appropriate authorities in Europe.


THE CALLER:
Just looking at your cash position, obviously this does increase your burn to a certain degree. How comfortable are you with your cash? And do you have any guidance for us in terms of how long you think it can last? And is there really any change in your commercialization plans for the U.S. now?


DR. SCOTT ROCKLAGE:
The cash on the balance sheet reported as of Q2 was $195 million. That's question number one. Number two, the costs that we will incur will not be the costs typically associated with clinical trials. There'll be incremental costs to format an NDA in the form that's acceptable for European filing, and we don't have any guidance specifically on what that is, but I'm trying to give you some ways to think about that. And your third question embedded in that question was, does it impact what we're doing in the US? And I would say absolutely not. We're going forward full bore in the U.S. both on a regulatory basis because we remain on track for our Q4 filing this year as well as on the commercialization strategy that we have outlined for the U.S. marketplace.


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THE CALLER:
And my last question, we've just obviously heard that Intermune has had some positive feedback from the European regulatory community on filing for a single indication. Do you know what their rapporteur country is? Or are you following a similar strategy of what they have done?


DR. SCOTT ROCKLAGE:
We do not know the rapporteur country in terms of their process, nor through even going through the rapporteur approach for this filing. But clearly, the fact that Intermune had discussed the ability to succeed in their discussions with regulatory authorities on a single indication filing for Oritavancin is encouraging, and we plan to hopefully end up with a similar result.


THE OPERATOR:
Joel Sendek.


THE CALLER:
Lazard. A couple more questions on the financial situation. Can you just discuss what other sources of revenue you have outside of what you were positioned to receive from Gilead?


DR. SCOTT ROCKLAGE:
There's a little static, but I think you asked what are our sources of revenue beyond the potential down-the-road milestones for Gilead. Is that correct?


THE CALLER:
Yes.


DR. SCOTT ROCKLAGE:
There are no other partnerships in place associated with CIDECIN, so there's no other current revenue from other partnerships. The revenue that the Company receives in addition to SBIR's and the like that we've been granted is in the form of our partnership with Novartis around the VITA technology. And that is really the key source of revenue at this point in time.


THE CALLER:
How much is that?


DR. SCOTT ROCKLAGE:
That is about 10 FTE's totaling about $2.5 million per annum currently, plus milestones from Novartis.


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THE CALLER:
And if you think about preparing even beyond the European regulatory submission, building a European sales force, wouldn't that be a considerable expense on top of what you had contemplated for the U.S.? And wouldn't that argue that you might need to start looking for a replacement partner for Gilead earlier than the middle of next year, for example?


DR. SCOTT ROCKLAGE:
We're going to evaluate, as we said, all options. And we also have a timing element to this. And that is the fact that since we are unable to contemporaneously file both the U.S. and European NDA, clearly the European NDA will be filed with a timeline to follow U.S. and give us an opportunity then to really dig our feet in and launch the product in the U.S. prior to approval in Europe. So in that context, from your 2003 perspective, even in the best of all scenarios we would not be building a European sales force in 2003 under the Cubist banner if we had selected to go down that path, and please don't interpret this as saying that's the path that we're selecting. There are significant advantages to an appropriate partner in the hospital formulary environment in Europe as well as in the rest of the world. And clearly we will take that option very seriously.


THE CALLER:
Getting back to one of the earlier questions that some of the other people asked with regard to the timing of the decision on Gilead's part, when did become apparent to you that their view was not to move forward with it? In other words, is this a recent thing, or has this been ongoing for a couple of months?


DR. SCOTT ROCKLAGE:
We have been discussing with Gilead throughout the entire calendar year of 2002 post the pneumonia results what is the appropriate European strategy. That's been an ongoing dialogue. No final decision had been taken on what the appropriate pathway is until we finally agreed and signed off the termination letter this morning.


THE CALLER:
I guess one follow-up to that. Was there any potential that they would continue with it, but on terms more favorable to them? Was that ever in the mix at all?


DR. SCOTT ROCKLAGE:
No, we didn't really consider that an option, because at the end of the day, this was about getting the drug through the regulatory process and on to the marketplace, not about tuning a percentage point here and there.


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THE OPERATOR:
Jason Kantor.


THE CALLER:
Jason Kantor at WR Hambrecht. I had a couple of questions. First, a little financial one, which is, right now you're recognizing revenue from the upfront milestone. Will that have to be recognized in completion now, or will you continue to recognize that going forward?


DR. SCOTT ROCKLAGE:
We have actually discussed this, and it's my understanding that it will all be recognized in the third quarter.


THE CALLER:
And I'm still trying to understand exactly what the source of disagreement in terms of how to go forward with this program in Europe was? Were you all present at all of the meetings with regulatory agencies in Europe and you're just interpreting what they are saying differently? Or is this a matter of who would have to pay for additional trials if they were conducted? Could you just explain that a little bit better?


DR. SCOTT ROCKLAGE:
Again, I would ask you to speak with Gilead. And John Martin has said he made himself available this afternoon, so it's very important to hear his perspective, of course. But what we have worked on together is the fact that when one looks at the current portfolio of Gilead versus the CIDECIN opportunity and the timeline and the like, we don't really have so much a disagreement as just different approaches to reaching that end goal. And our end goal really is that we have the advantage of having agreement with FDA on a filing here in the U.S. that is based upon the package that we currently have, and we believe that we can roll up our sleeves and leverage that package into Europe in a much more aggressive timeline than what we were able to work out collaboratively. And so we mutually agreed that that was the best way or path forward for CIDECIN itself as a drug to treat an unmet medical need.


THE CALLER:
If an additional trial were to have been done in Europe under the agreement, who would've been responsible for paying for that?


DR. SCOTT ROCKLAGE:
Cubist is responsible under the Gilead agreement, as I mentioned earlier, for all clinical trial expenses, whether


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those were part of the original plan or whether those are related to registration strategies or Phase I programs. And we've got milestones associated with successes in those programs.


THE OPERATOR:
Thad Strobach.


THE CALLER:
It's Thad Strobach from Quattro Global Capital, and my questions have been answered. Thank you.


THE OPERATOR:
Frank Bianco.


THE CALLER:
My question was answered, thanks.


THE OPERATOR:
Frank Zavrl.


THE CALLER:
My affiliation is Adage Capital. Scott, most of my questions have been asked and answered, but if you could just clarify something. I think you said that you guys hadn't spoken to the regulatory agencies, and Gilead has been. And if Gilead felt like there was more data or more trials or whatever that they needed in order to get the approval, what specifically is it that you guys know or have seen or can sort of give comfort on that they have missed something and that the difference of opinion that you have with them that we can get some confidence on that?


DR. SCOTT ROCKLAGE:
Good question. Let me back up and clarify one point. We actually have participated with Gilead in the interactions in January of this year that the team conducted with a couple of different European regulatory authorities. So we were present at those meetings. What I was referring to is that since the decision has been made to proceed with a Cubist-driven regulatory filing, we have not spoken again to regulatory authorities. So the first time was within collaboration, which occurred in late January of this year. That is a key point, because I think then your question probably changes a little bit.


THE CALLER:
Yes. It just wasn't clear to me whether or not you had been involved.


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DR. SCOTT ROCKLAGE:
Yes, we have, right from beginning.


THE OPERATOR:
(CALLER INSTRUCTIONS) If there are no further questions, I'll now turn conference back to Dr. Rocklage to conclude.


DR. SCOTT ROCKLAGE:
Thank you, everybody, for taking the time out of your afternoon for joining us today. And please don't hesitate to contact us or Gilead with questions. As I've said a couple of times on this call, they have offered up to be available to clarify any points that you might have. Thanks again.


(CONFERENCE CALL CONCLUDED)


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